Exhibit 23.2
                                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the inclusion in this registration statement on Form S-8 of our report dated February 3, 1997, on our audits of the consolidated financial statements and financial statement schedule of PECO Energy Company and Subsidiary Companies.


COOPERS & LYBRAND L.L.P.

Philadelphia, Pennsylvania

May 23, 1997